Exhibit 99.1

FOR IMMEDIATE RELEASE

A. Schulman Reports Fiscal 2016 Fourth Quarter, Full-Year Results

•
On a GAAP basis, Company reported a $401.7 million non-cash asset impairment charge primarily related to the Citadel acquisition and a net loss for fiscal 2016 fourth quarter and full year of $385.1 million and $364.6 million respectively

•	Delivered adjusted net income, excluding certain items, for the fiscal 2016 fourth quarter and full year of $13.7 million and $61.2 million respectively

•	Reduced total debt by $111 million in fiscal 2016 with strong cash flow

•	Company targets fiscal 2017 adjusted earnings guidance of $2.08 to $2.18 per diluted share
AKRON, Ohio - October 26, 2016 - A. Schulman, Inc. (Nasdaq: SHLM) today announced earnings for the fiscal 2016 fourth quarter and full-year results for the year ended August 31, 2016.
Consolidated net sales for the fiscal 2016 fourth quarter were $604.6 million, compared with $674.0 million in the same prior year quarter. Net sales fell 8.3% after adjusting for $13.4 million of unfavorable foreign currency translation. Adjusted gross margin in the fiscal 2016 fourth quarter, as a percent of net sales, dropped slightly to 16.1% compared with 16.2% in the prior year period. Adjusted operating margin at 5.6% was 50 basis points below the prior year period. Fourth quarter adjusted EBITDA was $53.9 million, compared to $61.7 million in the prior year period.
On a GAAP basis, the Company experienced a fourth quarter net loss of $385.1 million or $13.12 per share due to a non-cash asset impairment charge primarily related to the fiscal 2015 Citadel acquisition. On an adjusted basis, excluding certain items, the Company generated net income of $13.7 million or $0.47 per diluted share in the fiscal 2016 fourth quarter.
Europe, Middle East and Africa (“EMEA”) net sales were $299.2 million, down 6.7% excluding unfavorable foreign currency translation of $5.6 million. EMEA adjusted gross profit was $41.9 million. Excluding currency translation, this led to a gross margin of 13.9%, up 40 basis points, due to improved product mix.
Net sales for the U.S. and Canada (“USCAN”) were $158.9 million, down 18.6%. This volume-driven weakness was broad-based and impacted a majority of the Company’s business units. USCAN adjusted gross profit was $25.2 million, or a gross margin of 15.9% compared with 17.4% in the prior year period.
Latin America’s (“LATAM”) net sales for the quarter were $44.9 million. Excluding unfavorable foreign currency translation of $5.9 million, net sales rose 12.2%. This was the fifth consecutive quarter of double-digit revenue growth. LATAM delivered adjusted gross profit of $9.7 million, for a gross margin of 21.8% excluding currency translation, level with the prior year period.
Asia Pacific (“APAC”) reported net sales of $49.3 million, up 3.2% excluding a slight foreign currency headwind. APAC adjusted gross profit was $8.1 million, leading to a gross margin of 16.5%, up 270 basis points from the prior year period, supported by favorable product mix trends and the transfer of lower margin business into a minority owned joint venture.

Engineered Composites (“EC”) net sales for the quarter were $52.3 million, down 8.5%. EC gross profit for the quarter was $12.5 million, for a gross margin of 23.9%, down 150 basis points, negatively impacted by the weaker oil field services activity.
Working Capital/Cash Flow
Cash provided from operations was $148.1 million in the twelve months ended August 31, 2016, which was more than double the prior year level. Working capital days were lower at 48 days at fiscal year-end 2016, an improvement from 53 days in the prior year. The cash flow was used to reduce total debt by $111 million in fiscal 2016, to a net leverage ratio slightly below 4.0x. Since the purchase of Citadel in mid-2015, the Company has paid down $175 million of debt.
Capital expenditures for fiscal 2016 were $51.2 million compared with $42.6 million last year. These expenditures were primarily related to the Company’s new facilities in Turkey and China as well as additional lines in Germany, China and Mexico. During the year, the Company declared and paid quarterly cash dividends to common shareholders of $24 million, or $0.82 per common share. An additional dividend of $7.5 million was paid to holders of the convertible special stock.
Full-Year Results
Net sales for fiscal 2016 were $2.5 billion, compared with $2.4 billion in the prior year. Fiscal 2016 net sales results included a negative foreign currency translation of $117.2 million.
Adjusted gross profit for the year was $413.3 million, and operating income was $146.0 million. These compare with $366.2 million and $120.7 million, respectively, in fiscal 2015. Excluding the Citadel acquisition and negative currency translation, this performance led to a gross margin of 16.1% and an operating margin of 5.8%, each improved by 80 basis points. Fiscal 2016 incentive-based compensation expense was $13.8 million lower, or $0.36 per diluted share, as compared with the prior year, based on the Company’s operating performance. Adjusted EBITDA improved to $228.9 million, a $49.3 million increase from fiscal 2015 primarily driven from the full year impact of the Citadel acquisition.
Adjusted net income for fiscal 2016 was $61.2 million, or $2.08 per share, which exceeded the Company’s previously stated guidance range of $1.90 to $1.95 per diluted share. These compare with $69.9 million, or $2.37 per share in the prior year period. On a GAAP basis, the Company reported a net loss of $364.6 million, or $12.44 per share, due to the aforementioned impairment charge.
Lucent Update
As previously reported, the Company identified quality reporting issues affecting certain product lines at two former Citadel manufacturing facilities that were once part of Lucent Polymers, which was acquired as part of the Citadel acquisition. Specifically, the Company discovered discrepancies between laboratory data and certifications provided by Lucent to customers with respect to certain products using recycled or reclaimed raw materials. In fiscal 2016, the Company recognized $7.3 million of certain Lucent related costs which are reported as a non- GAAP adjustment, including $1.8 million in litigation related costs, in addition to $4.7 million of recurring production and material costs.

“The Lucent matter obviously had a big impact on us in fiscal 2016; however, we do not intend to speak to this issue going forward unless something significant changes,” said Joseph M. Gingo, chairman, president and chief executive officer, “Obviously, we believe that the sellers are responsible to compensate us for the damages that the Company has experienced or may incur. As previously stated, we have filed a lawsuit and are pursuing it aggressively.”

Asset Impairment
A $401.7 million non-cash charge was recorded in the fourth quarter, as a result of the Company’s annual goodwill impairment tests and the discontinued use of certain intangible assets. Management concluded that the carrying value of the goodwill and intangibles primarily associated with the USCAN

Engineered Plastics and Engineered Composites reporting units exceeded their respective estimated fair values. The goodwill impairment resulted from a combination of items, including the fraudulent activity discovered at Citadel’s Lucent subsidiary, as well as a sharply lowered outlook for oil field service activity and other factors that reduced the long-term outlook for these businesses. The impairment of intangibles reduced the amortization expense in the fourth quarter of fiscal 2016 by $1.2 million, or $0.03 per share, and will reduce amortization expense in fiscal 2017 by $4.8 million or $0.12 cents per share.

Business Outlook
“As I’ve said previously, the Board is not satisfied with the Company’s performance and the pace of execution throughout fiscal 2016,” said Gingo. “Over the past two months as chief executive officer, I’ve led our internal team and our outside advisors in a thorough review of every aspect of our business in order to verify our market intelligence, refine our vision and improve our execution. I believe we have a clear and realistic path forward to restore and reset A. Schulman's operational and financial performance worldwide to the sustainable levels our shareholders previously realized and rightfully expect of us.”
The Company will outline growth and profitability objectives at its upcoming Investor Day on November 16, 2016 in New York City. At this event, management will provide operational details underpinning its fiscal 2017 adjusted net income guidance range of $2.08 to $2.18 per diluted share, as well as provide its long-term outlook for A. Schulman.
Conference Call on the Web
A live Internet broadcast of A. Schulman’s conference call regarding fiscal 2016 fourth-quarter earnings can be accessed at 9:00 a.m. Eastern Time on October 27, 2016, on the Company’s website, www.aschulman.com. An archived replay of the call will also be available on the website.
Investor Presentation Materials
Senior executives may participate in meetings with analysts and investors throughout the fiscal year. The Company has posted presentation materials, portions of which may be used during such meetings, in the Investors section of its website at www.aschulman.com. The presentation will remain on the website as long as it is in use.
About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers’ demanding requirements. The Company’s customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 4,800 people and has 54 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2016. Additional information about A. Schulman can be found at www.aschulman.com.

Use of Non-GAAP Financial Measures
This release includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include segment gross profit, SG&A expenses excluding certain items, segment operating income, operating income before certain items, net income excluding certain items, net income per diluted share excluding certain items and adjusted EBITDA, as discussed further in the Reconciliation of GAAP and Non-GAAP Financial Measures below. These non-GAAP financial measures are considered relevant to aid analysis and understanding of the Company’s results and business trends. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures, and tables included in this release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure. The most directly comparable GAAP financial measures for these purposes are gross profit, SG&A expenses, operating income, net income and net income per diluted share. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
While the Company believes that these non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•
effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions and the integration thereof, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•	our current debt position could adversely affect our financial health and prevent us from fulfilling our financial obligations;

•
integration of acquisitions, including most recently Citadel, with our existing business, including the risk that the integration will be more costly or more time consuming and complex or simply less effective than anticipated;

•	our ability to achieve the anticipated synergies, cost savings and other benefits from the Citadel acquisition;

•	substantial time devoted by management to the integration of the Citadel acquisition; and

•
failure of counterparties to perform under the terms and conditions of contractual arrangements, including suppliers, customers, buyers and sellers of a business and other third parties with which the Company contracts.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in ITEM 1A, RISK FACTORS, of this Annual Report on Form 10-K. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

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SHLM_ALL
Contact
Jennifer K. Beeman
Vice President, Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
Email: Jennifer.Beeman@aschulman.com
www.aschulman.com

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended August 31,		Year ended August 31,
	2016	2015	2016	2015
	Unaudited (In thousands, except per share data)
Net sales	$604,586	$674,019	$2,496,005	$2,392,225
Cost of sales	507,893	568,684	2,095,085	2,031,215
Selling, general and administrative expenses	74,243	80,762	296,725	276,244
Restructuring expense	3,763	3,808	11,768	14,338
Asset impairment	401,667	—	401,667	—
Operating income (loss)	(382,980)	20,765	(309,240)	70,428
Interest expense	13,583	15,325	54,548	22,613
Bridge financing fees	—	—	—	18,750
Foreign currency transaction (gains) losses	1,420	266	3,491	3,363
Other (income) expense, net	(528)	(538)	(774)	(1,438)
Gain on early extinguishment of debt	—	—	—	(1,290)
Income (loss) from continuing operations before taxes	(397,455)	5,712	(366,505)	28,430
Provision (benefit) for U.S. and foreign income taxes	(12,716)	(18,302)	(8,640)	499
Income (loss) from continuing operations	(384,739)	24,014	(357,865)	27,931
Income (loss) from discontinued operations, net of tax	1,578	(47)	1,861	(133)
Net income (loss)	(383,161)	23,967	(356,004)	27,798
Noncontrolling interests	(43)	(279)	(1,118)	(1,169)
Net income (loss) attributable to A. Schulman, Inc.	(383,204)	23,688	(357,122)	26,629
Convertible special stock dividends	1,875	1,875	7,500	2,438
Net income (loss) available to A. Schulman, Inc. common stockholders	$(385,079)	$21,813	$(364,622)	$24,191

Weighted-average number of shares outstanding:
Basic	29,347	29,220	29,300	29,149
Diluted	29,347	29,486	29,300	29,483

Basic earnings per share available to A. Schulman, Inc. common stockholders
Income (loss) from continuing operations	$(13.18)	$0.75	$(12.51)	$0.83
Income (loss) from discontinued operations	$0.06	$—	$0.07	$—
Net income (loss) available to A. Schulman, Inc. common stockholders	$(13.12)	$0.75	$(12.44)	$0.83

Diluted earnings per share available to A. Schulman, Inc. common stockholders
Income (loss) from continuing operations	$(13.18)	$0.75	$(12.51)	$0.83
Income (loss) from discontinued operations	$0.06	$(0.01)	$0.07	$(0.01)
Net income (loss) available to A. Schulman, Inc. common stockholders	$(13.12)	$0.74	$(12.44)	$0.82

Cash dividends per common share	$0.205	$0.205	$0.820	$0.820
Cash dividends per share of convertible special stock	$15.00	$14.50	$60.00	$14.50

A. SCHULMAN, INC.
CONSOLIDATED BALANCE SHEETS

	August 31, 2016	August 31, 2015
	Unaudited (In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$35,260	$96,872
Restricted cash	8,143	—
Accounts receivable, net	376,786	413,943
Inventories	263,617	317,328
Prepaid expenses and other current assets	40,263	60,205
Total current assets	724,069	888,348
Property, plant and equipment, at cost:
Land and improvements	32,957	31,674
Buildings and leasehold improvements	184,291	164,759
Machinery and equipment	447,932	427,183
Furniture and fixtures	34,457	34,393
Construction in progress	20,431	23,866
Gross property, plant and equipment	720,068	681,875
Accumulated depreciation	405,246	367,381
Net property, plant and equipment	314,822	314,494
Deferred charges and other noncurrent assets	98,403	90,749
Goodwill	257,773	623,583
Intangible assets, net	362,614	434,537
Total assets	$1,757,681	$2,351,711
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$280,060	$305,385
U.S. and foreign income taxes payable	8,985	4,205
Accrued payroll, taxes and related benefits	47,569	56,192
Other accrued liabilities	67,704	70,824
Short-term debt	25,447	20,710
Total current liabilities	429,765	457,316
Long-term debt	929,591	1,045,349
Pension plans	145,108	117,889
Deferred income taxes	59,013	115,537
Other long-term liabilities	25,844	22,885
Total liabilities	1,589,321	1,758,976
Commitments and contingencies
Stockholders’ equity:
Convertible special stock, no par value	120,289	120,289
Common stock, $1 par value, authorized - 75,000 shares, issued - 48,510 shares in 2016 and 48,369 shares in 2015	48,510	48,369
Additional paid-in capital	275,115	274,319
Accumulated other comprehensive income (loss)	(120,721)	(83,460)
Retained earnings	219,039	607,690
Treasury stock, at cost, 19,069 shares in 2016 and 19,077 shares in 2015	(382,963)	(383,121)
Total A. Schulman, Inc.’s stockholders’ equity	159,269	584,086
Noncontrolling interests	9,091	8,649
Total equity	168,360	592,735
Total liabilities and equity	$1,757,681	$2,351,711

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended August 31,
	2016	2015
	Unaudited
	(In thousands)
Operating from continuing and discontinued operations:
Net income (loss)	$(356,004)	$27,798
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation	49,925	37,257
Amortization	39,339	21,983
Deferred tax provision	(37,919)	(19,253)
Pension, postretirement benefits and other compensation	3,516	7,560
Restricted stock compensation - CEO transition costs, net of cash	—	4,789
Asset impairment	401,667	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	28,227	(2,395)
Inventories	44,627	(17,382)
Accounts payable	(27,465)	(8,139)
Income taxes	12,549	(3,342)
Tax windfall related to share-based incentive compensation	—	(506)
Accrued payroll and other accrued liabilities	(9,319)	18,359
Other assets and long-term liabilities	(1,016)	(6,559)
Net cash provided from (used in) operating activities	148,127	60,170
Investing from continuing and discontinued operations:
Expenditures for property, plant and equipment	(51,238)	(42,587)
Proceeds from the sale of assets	1,366	1,985
Restricted cash	(8,143)	—
Investment in equity investees	—	(12,456)
Business acquisitions, net of cash	—	(808,258)
Net cash provided from (used in) investing activities	(58,015)	(861,316)
Financing from continuing and discontinued operations:
Cash dividends paid to common stockholders	(24,029)	(24,024)
Cash dividends paid to special stockholders	(7,500)	(1,813)
Increase (decrease) in short-term debt	2,945	(8,759)
Borrowings on long-term debt	244,231	1,430,513
Repayments on long-term debt including current portion	(362,002)	(713,717)
Payment of debt issuance costs	—	(15,007)
Noncontrolling interests' contributions (distributions)	—	(1,750)
Tax windfall related to share-based incentive compensation	—	506
Issuances of common stock, common and treasury	258	289
Issuances of convertible special stock, net	—	120,289
Redemptions of common stock	(1,139)	(4,999)
Purchases of treasury stock	—	(3,335)
Net cash provided from (used in) financing activities	(147,236)	778,193
Effect of exchange rate changes on cash	(4,488)	(15,668)
Net increase (decrease) in cash and cash equivalents	(61,612)	(38,621)
Cash and cash equivalents at beginning of year	96,872	135,493
Cash and cash equivalents at end of year	$35,260	$96,872

Cash paid during the year for:
Interest	$54,432	$11,187
Income taxes	$22,392	$22,651

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
Unaudited

Three months ended August 31, 2016	Cost of Sales	Gross Margin	SG&A		Restructuring Expense	Asset Impairment		Operating Income (Loss)	Operating Income per Pound	Non Operating (Income) Expense	Income tax expense (benefit)	Net Income (Loss)Available to ASI Common Stockholders	Diluted EPS
29347	(In thousands, except for %'s, per pound and per share data)
As reported	$507,893	16.0%	$74,243		$3,763	$401,667		$(382,980)	$(0.627)	$14,475	$(12,716)	$(385,079)	$(13.12)
Certain items:
Asset impairments (1)	—		—		—	(401,667)		401,667		—	90,375	311,292	10.62
Accelerated depreciation (2)	(1,509)		(4)		—	—		1,513		—	292	1,221	0.04
Costs related to acquisitions & integrations (3)	(247)		(972)		—	—		1,219		—	199	1,020	0.03
Restructuring & related costs (4)	1,249		(5,289)		(3,763)	—		7,803		1	1,548	6,254	0.22
Lucent costs (5)	(241)		(752)		—	—		993		—	161	832	0.03
Deferred financing fees (6)	—		—		—	—		—		(165)	33	132	0.00
CEO transition costs (7)	—		(3,399)		—	—		3,399		—	765	2,634	0.09
Tax (benefits) charges (8)	—		—		—	—		—		—	(77,021)	77,021	2.62
Loss (income) from discontinued operations	—		—		—	—		—		—	—	(1,578)	(0.06)
Total certain items	(748)	0.1%	(10,416)		(3,763)	(401,667)		416,594	0.682	(164)	16,352	398,828	13.59
As Adjusted	$507,145	16.1%	$63,827		$—	$—		$33,614	$0.055	$14,311	$3,636	$13,749	$0.47
Percentage of Revenue			10.6%					5.6%				2.3%
Effective Tax Rate											18.8%

Three months ended August 31, 2015	Cost of Sales	Gross Margin	SG&A		Restructuring Expense	Asset Impairment		Operating Income	Operating Income per Pound	Non Operating (Income) Expense	Income tax expense (benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,486	(In thousands, except for %'s, per pound and per share data)
As reported	$568,684	15.6%	$80,762		$3,808	—		$20,765	$0.032	$15,053	$(18,302)	$21,813	$0.74
Certain items:
Accelerated depreciation (2)	(81)		—		—	—		81		—	28	53	—
Costs related to acquisitions & integrations (3)	(93)		(9,143)		—	—		9,236		(80)	116	9,200	0.31
Restructuring & related costs (4)	(1,041)		(3,259)		(3,808)	—		8,108		—	1,181	6,927	0.23
Inventory step-up (9)	(2,741)		—		—	—		2,741		—	110	2,631	0.09
Acquisition-related interest (10)	—		—		—	—		—		(1,312)	122	1,190	0.05
Tax (benefits) charges (8)	—		—		—	—		—		—	23,106	(23,106)	(0.78)
Loss (income) from discontinued operations	—		—		—	—		—		—	—	47	—
Total certain items	(3,956)	0.6%	(12,402)	—	(3,808)	—	—	20,166	0.031	(1,392)	24,663	(3,058)	(0.10)
As Adjusted	$564,728	16.2%	$68,360		$—	$—		$40,931	$0.063	$13,661	$6,361	$18,755	$0.64
Percentage of Revenue			10.1%					6.1%				2.8%
Effective Tax Rate											23.3%

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(continued)

Year Ended August 31, 2016	Cost of Sales	Gross Margin	SG&A		Restructuring Expense		Asset Impairment	Operating Income (Loss)	Operating Income per Pound	Non Operating (Income) Expense	Income tax expense (benefit)	Net Income (Loss)Available to ASI Common Stockholders	Diluted EPS
29,441	(In thousands, except for %'s, per pound and per share data)
As reported	$2,095,085	16.1%	$296,725		$11,768		$401,667	$(309,240)	$(0.124)	$57,265	$(8,640)	$(364,622)	$(12.44)
Certain items:
Asset impairments (1)	—		—		—		(401,667)	401,667		—	90,375	311,292	10.59
Accelerated depreciation (2)	(6,288)		(21)		—		—	6,309		—	1,420	4,889	0.17
Costs related to acquisitions & integrations (3)	(2,769)		(6,020)		—		—	8,789		—	1,978	6,811	0.24
Restructuring & related costs (4)	(1,283)		(14,711)		(11,768)		—	27,762		(770)	6,420	22,113	0.76
Lucent costs (5)	(2,085)		(5,176)		—			7,261		—	1,634	5,627	0.19
Deferred financing fees (6)	—		—		—		—	—		(600)	135	465	0.02
CEO transition costs (7)	—		(3,399)		—		—	3,399		—	765	2,634	0.09
Tax (benefits) charges (8)	—		—		—		—	—		—	(73,824)	73,824	2.53
Loss (income) from discontinued operations	—		—		—		—	—		—	—	(1,861)	(0.07)
Total certain items	(12,425)	0.5%	(29,327)		(11,768)		(401,667)	455,187	0.182	(1,370)	28,903	425,794	14.52
As Adjusted	$2,082,660	16.6%	$267,398		$—		$—	$145,947	$0.058	$55,895	$20,263	$61,172	$2.08
Percentage of Revenue			10.7%					5.8%				2.5%
Effective Tax Rate											22.5%

Year Ended August 31, 2015	Cost of Sales	Gross Margin	SG&A		Restructuring Expense		Asset Impairment	Operating Income	Operating Income per Pound	Non Operating (Income) Expense	Income tax expense (benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,483	(In thousands, except for %'s, per pound and per share data)
As reported	$2,031,215	15.1%	$276,244		$14,338		$—	$70,428	$0.031	$41,998	$499	$24,191	$0.82
Certain items:
Accelerated depreciation (2)	(408)		—		—		—	408		—	28	380	0.01
Costs related to acquisitions & integrations (3)	(267)		(16,941)		—		—	17,208		(81)	417	16,872	0.57
Restructuring and related costs (4)	(1,388)		(7,685)		(14,338)		—	23,411		—	4,335	19,076	0.65
Gain on early extinguishment of debt (11)	—		—		—		—	—		1,290	(427)	(863)	(0.03)
CEO transition costs (7)	—		(6,167)		—		—	6,167		—	—	6,167	0.21
Inventory step-up (9)	(3,082)		—		—		—	3,082		—	212	2,870	0.10
Acquisition-related interest (10)	—		—		—		—	—		(20,445)	121	20,324	0.69
Tax (benefits) charges (8)	—		—		—		—	—		—	19,265	(19,265)	(0.65)
Loss (income) from discontinued operations	—		—		—		—	—		—	—	133	—
Total certain items	(5,145)	0.2%	(30,793)	—	(14,338)	—	—	50,276	0.023	(19,236)	23,951	45,694	1.55
As Adjusted	$2,026,070	15.3%	$245,451		$—		$—	$120,704	$0.054	$22,762	$24,450	$69,885	$2.37
Percentage of Revenue			10.3%					5.0%				2.9%
Effective Tax Rate											25.0%

1 - Asset impairments are related to goodwill and intangible assets, and also include information technology assets, in the Company's USCAN, EC and EMEA segments. Refer to Note 4 and Note 19 of the 2016 Annual Report on Form 10-K for further discussion.
2 - Accelerated depreciation is related to restructuring plans in the Company's USCAN, LATAM and EMEA segments. Refer to Note 14 of the 2016 Annual Report on Form 10-K for further discussion.
3 - Costs related to acquisitions and integrations primarily include third party professional, legal, IT and other expenses associated with successful and unsuccessful full or partial acquisition and divestiture/dissolution transactions, as well as certain employee-related expenses such as travel, bonuses and post-acquisition severance separate from a formal restructuring plan.
4 - Restructuring and related costs include items such as employee severance charges, lease termination charges, curtailment gains/losses, other employee termination costs, and professional fees related to the reorganization of the Company’s legal entity structure and facility operations. Refer to Note 16 of the 2016 Annual Report on Form 10-K for further discussion.
5 - Lucent costs primarily represent legal and investigation costs related to resolving the Lucent matter, product manufacturing costs for reworking existing Lucent inventory, obsolete Lucent inventory reserve costs, and dedicated internal personnel costs that would have otherwise been focused on normal operations.
6 - Accelerated amortization of deferred financing costs related to the €108.6 million prepayment of the Euro Term Loan B.
7 - CEO transition costs in 2016 represent charges for deferred compensation granted to Bernard Rzepka. Costs in 2015 represent a charge for the modification and accelerated vesting upon retirement of the outstanding equity compensation awards granted to Joseph M. Gingo in 2013 and 2014.
8 - Tax (benefits) charges represent the Company's adjustment of reported tax expense to non-GAAP tax based on the overall estimated annual non-GAAP effective tax rates.
9 - Inventory step-up costs represent the amortization of adjustments to fair value of inventory acquired for acquisition purchase accounting.
10 - Primarily relates to bridge financing fees and the write-off of deferred debt costs of $18.8 million and $1.5 million, respectively. Refer to Note 5 of the 2016 Annual Report on Form 10-K for further discussion.
11 - Represents a pre-tax net gain of $1.3 million on the early extinguishment of debt

A. SCHULMAN, INC.
ADJUSTED EBITDA RECONCILIATION

	Three months ended August 31,		Year ended August 31,
	2016	2015	2016	2015
	Unaudited (In thousands)

Net income available to A. Schulman, Inc. common stockholders	$(385,079)	$21,813	$(364,622)	$24,191
Interest expense and bridge financing fees	13,583	15,325	54,548	41,363
Provision for U.S. and foreign income taxes	(12,716)	(18,302)	(8,640)	499
Depreciation and Amortization	21,754	20,860	89,264	59,240
Noncontrolling interests	43	279	1,118	1,169
Convertible special stock dividends	1,875	1,875	7,500	2,438
Other (1)	892	(272)	2,717	635
EBITDA, as calculated	$(359,648)	$41,578	$(218,115)	$129,535
Non-GAAP Adjustments (2)	413,505	20,141	447,006	50,061
EBITDA, as adjusted	$53,857	$61,719	$228,891	$179,596

(1) - Other includes Foreign currency transaction (gains) losses, Other (income) expense, net, and Gain on early extinguishment of debt.

(2) - For details on Non-GAAP adjustments, refer to "Reconciliation of GAAP and Non-GAAP Financial Measures", items (1), (3) - (11) and Loss (income) from discontinued operations. Amounts are included in Operating Income (Loss) and Loss (income) from discontinued operations. Accelerated depreciation on the "Reconciliation of GAAP and Non-GAAP Financial Measures" has been excluded as it is already included in Depreciation and Amortization above.

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION

	Net Sales				Pounds Sold
	Three months ended August 31,
EMEA	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom Performance Colors	$29,324	$29,253	$71	0.2%	11,907	11,768	139	1.2%
Masterbatch Solutions	96,076	100,787	(4,711)	(4.7)%	97,260	99,920	(2,660)	(2.7)%
Engineered Plastics	91,064	96,201	(5,137)	(5.3)%	72,312	70,895	1,417	2.0%
Specialty Powders	31,866	40,062	(8,196)	(20.5)%	38,682	43,576	(4,894)	(11.2)%
Distribution Services	50,839	60,460	(9,621)	(15.9)%	78,059	78,873	(814)	(1.0)%
Total EMEA	$299,169	$326,763	$(27,594)	(8.4)%	298,220	305,032	(6,812)	(2.2)%

	Net Sales				Pounds Sold
	Three months ended August 31,
USCAN	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom Performance Colors	$9,028	$12,734	$(3,706)	(29.1)%	3,502	4,358	(856)	(19.6)%
Masterbatch Solutions	29,348	37,033	(7,685)	(20.8)%	42,073	53,061	(10,988)	(20.7)%
Engineered Plastics	84,272	104,158	(19,886)	(19.1)%	88,033	101,198	(13,165)	(13.0)%
Specialty Powders	23,044	22,692	352	1.6%	32,838	33,776	(938)	(2.8)%
Distribution Services	13,240	18,655	(5,415)	(29.0)%	16,697	23,403	(6,706)	(28.7)%
Total USCAN	$158,932	$195,272	$(36,340)	(18.6)%	183,143	215,796	(32,653)	(15.1)%

	Net Sales				Pounds Sold
	Three months ended August 31,
LATAM	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom Performance Colors	$1,547	$1,129	$418	37.0%	583	488	95	19.5%
Masterbatch Solutions	23,908	25,232	(1,324)	(5.2)%	18,833	17,895	938	5.2%
Engineered Plastics	12,296	11,363	933	8.2%	10,240	9,137	1,103	12.1%
Specialty Powders	7,161	7,604	(443)	(5.8)%	7,731	7,607	124	1.6%
Distribution Services	—	—	—	N/A	—	—	—	N/A
Total LATAM	$44,912	$45,328	$(416)	(0.9)%	37,387	35,127	2,260	6.4%

	Net Sales				Pounds Sold
	Three months ended August 31,
APAC	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom Performance Colors	$2,903	$2,544	$359	14.1%	2,376	2,826	(450)	(15.9)%
Masterbatch Solutions	20,944	20,070	874	4.4%	24,245	20,907	3,338	16.0%
Engineered Plastics	24,358	25,433	(1,075)	(4.2)%	19,192	20,444	(1,252)	(6.1)%
Specialty Powders	986	1,148	(162)	(14.1)%	1,065	1,195	(130)	(10.9)%
Distribution Services	85	328	(243)	(74.1)%	83	506	(423)	(83.6)%
Total APAC	$49,276	$49,523	$(247)	(0.5)%	46,961	45,878	1,083	2.4%

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION

	Net Sales				Pounds Sold
	Year ended August 31,
EMEA	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom Performance Colors	$125,897	$131,565	$(5,668)	(4.3)%	51,331	50,088	1,243	2.5%
Masterbatch Solutions	401,750	412,501	(10,751)	(2.6)%	402,153	392,522	9,631	2.5%
Engineered Plastics	370,512	391,406	(20,894)	(5.3)%	286,719	278,038	8,681	3.1%
Specialty Powders	136,379	154,701	(18,322)	(11.8)%	163,152	177,618	(14,466)	(8.1)%
Distribution Services	205,425	249,182	(43,757)	(17.6)%	315,939	354,973	(39,034)	(11.0)%
Total EMEA	$1,239,963	$1,339,355	$(99,392)	(7.4)%	1,219,294	1,253,239	(33,945)	(2.7)%

	Net Sales				Pounds Sold
	Year ended August 31,
USCAN	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom Performance Colors	$39,040	$44,258	$(5,218)	(11.8)%	14,426	15,099	(673)	(4.5)%
Masterbatch Solutions	128,001	156,541	(28,540)	(18.2)%	187,174	213,413	(26,239)	(12.3)%
Engineered Plastics	379,184	245,004	134,180	54.8%	378,408	191,150	187,258	98.0%
Specialty Powders	88,540	94,265	(5,725)	(6.1)%	124,848	145,159	(20,311)	(14.0)%
Distribution Services	56,604	70,425	(13,821)	(19.6)%	73,244	79,890	(6,646)	(8.3)%
Total USCAN	$691,369	$610,493	$80,876	13.2%	778,100	644,711	133,389	20.7%

	Net Sales				Pounds Sold
	Year ended August 31,
LATAM	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom Performance Colors	$5,245	$4,586	$659	14.4%	1,964	1,834	130	7.1%
Masterbatch Solutions	92,057	91,204	853	0.9%	71,792	64,211	7,581	11.8%
Engineered Plastics	44,466	46,220	(1,754)	(3.8)%	36,703	34,912	1,791	5.1%
Specialty Powders	29,882	35,453	(5,571)	(15.7)%	33,622	31,064	2,558	8.2%
Distribution Services	—	—	—	N/A	—	—	—	N/A
Total LATAM	$171,650	$177,463	$(5,813)	(3.3)%	144,081	132,021	12,060	9.1%

	Net Sales				Pounds Sold
	Year ended August 31,
APAC	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom Performance Colors	$11,556	$11,044	$512	4.6%	9,441	8,636	805	9.3%
Masterbatch Solutions	79,131	81,108	(1,977)	(2.4)%	89,266	81,807	7,459	9.1%
Engineered Plastics	92,411	104,628	(12,217)	(11.7)%	75,519	76,251	(732)	(1.0)%
Specialty Powders	3,336	9,809	(6,473)	(66.0)%	3,576	10,279	(6,703)	(65.2)%
Distribution Services	477	1,192	(715)	(60.0)%	686	1,569	(883)	(56.3)%
Total APAC	$186,911	$207,781	$(20,870)	(10.0)%	178,488	178,542	(54)	—%

	Net Sales				Pounds Sold
	Three months ended August 31,
Consolidated	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom Performance Colors	$42,802	$45,660	$(2,858)	(6.3)%	18,368	19,440	(1,072)	(5.5)%
Engineered Composites	52,297	57,133	(4,836)	(8.5)%	44,782	46,082	(1,300)	(2.8)%
Masterbatch Solutions	170,276	183,122	(12,846)	(7.0)%	182,411	191,783	(9,372)	(4.9)%
Engineered Plastics	211,990	237,155	(25,165)	(10.6)%	189,777	201,674	(11,897)	(5.9)%
Specialty Powders	63,057	71,506	(8,449)	(11.8)%	80,316	86,154	(5,838)	(6.8)%
Distribution Services	64,164	79,443	(15,279)	(19.2)%	94,839	102,782	(7,943)	(7.7)%
Total Consolidated	$604,586	$674,019	$(69,433)	(10.3)%	610,493	647,915	(37,422)	(5.8)%

	Net Sales				Pounds Sold
	Year ended August 31,
Consolidated	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom Performance Colors	$181,738	$191,453	$(9,715)	(5.1)%	77,162	75,657	1,505	2.0%
Engineered Composites	206,112	57,133	148,979	N/A	175,120	46,082	129,038	N/A
Masterbatch Solutions	700,939	741,354	(40,415)	(5.5)%	750,385	751,953	(1,568)	(0.2)%
Engineered Plastics	886,573	787,258	99,315	12.6%	777,349	580,351	196,998	33.9%
Specialty Powders	258,137	294,228	(36,091)	(12.3)%	325,198	364,120	(38,922)	(10.7)%
Distribution Services	262,506	320,799	(58,293)	(18.2)%	389,869	436,432	(46,563)	(10.7)%
Total Consolidated	$2,496,005	$2,392,225	$103,780	4.3%	2,495,083	2,254,595	240,488	10.7%

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION
(continued)

	Three months ended August 31,		Year ended August 31,
	2016	2015	2016	2015
	Unaudited (In thousands, except for %'s)

Segment gross profit
EMEA	$41,887	$43,952	$178,376	$189,860
USCAN	25,234	34,072	115,329	100,550
LATAM	9,660	9,896	36,886	31,971
APAC	8,140	6,835	32,293	29,238
EC	12,520	14,536	50,461	14,536
Total segment gross profit	97,441	109,291	413,345	366,155
Inventory step-up	—	(2,741)	—	(3,082)
Accelerated depreciation and restructuring related costs	(260)	(1,122)	(7,571)	(1,796)
Costs related to acquisitions	(247)	(93)	(2,769)	(267)
Lucent costs	(241)	—	(2,085)	—
Total gross profit	$96,693	$105,335	$400,920	$361,010

Segment operating income
EMEA	$17,429	$17,281	$76,576	$78,313
USCAN	8,896	15,414	47,062	40,713
LATAM	5,687	5,530	20,268	13,061
APAC	4,436	3,498	17,953	14,401
EC	4,302	5,454	14,885	5,454
Total segment operating income	40,750	47,177	176,744	151,942
Corporate	(7,136)	(6,246)	(30,797)	(31,238)
Costs related to acquisitions and integrations	(1,219)	(9,236)	(8,789)	(17,208)
Restructuring and related costs	(7,803)	(8,108)	(27,762)	(23,411)
Accelerated depreciation	(1,513)	(81)	(6,309)	(408)
CEO transition costs	(3,399)	—	(3,399)	(6,167)
Asset impairment	(401,667)	—	(401,667)	—
Lucent costs	(993)	—	(7,261)	—
Inventory step-up	—	(2,741)	—	(3,082)
Operating income (loss)	(382,980)	20,765	(309,240)	70,428
Interest expense	(13,583)	(15,325)	(54,548)	(22,613)
Bridge financing fees	—	—	—	(18,750)
Foreign currency transaction gains (losses)	(1,420)	(266)	(3,491)	(3,363)
Other income (expense), net	528	538	774	1,438
Gain on early extinguishment of debt	—	—	—	1,290
Income (loss) from continuing operations before taxes	$(397,455)	$5,712	$(366,505)	$28,430

Capacity Utilization
EMEA	78%	83%	81%	87%
USCAN	62%	70%	66%	66%
LATAM	64%	81%	70%	73%
APAC	71%	61%	67%	64%
EC	70%	72%	69%	72%
Worldwide	69%	75%	72%	75%

A. SCHULMAN, INC.
Sales by Geographical Region

	Three months ended August 31, 2016
	Unaudited (In thousands, except for %'s)
	Thermoplastics		Engineered Composites		Total
Geographical Region	Sales by Region	% of TP	Sales by Region	% of EC	Total Sales	Total %
United States / Canada	$158,932	28.8%	$36,829	70.5%	$195,761	32.4%
Europe	299,169	54.2%	5,724	10.9%	304,893	50.4%
Mexico / South America	44,912	8.1%	9,744	18.6%	54,656	9.0%
Asia Pacific	49,276	8.9%	—	—%	49,276	8.2%
Total	$552,289	100.0%	$52,297	100.0%	$604,586	100.0%

	Three months ended August 31, 2015
	Unaudited (In thousands, except for %'s)
	Thermoplastics		Engineered Composites		Total
Geographical Region	Sales by Region	% of TP	Sales by Region	% of EC	Total Sales	Total %
United States / Canada	$195,272	31.7%	$41,831	73.2%	$237,103	35.2%
Europe	326,763	53.0%	5,892	10.3%	332,655	49.4%
Mexico / South America	45,328	7.3%	9,410	16.5%	54,738	8.1%
Asia Pacific	49,523	8.0%	—	—%	49,523	7.3%
Total	$616,886	100.0%	$57,133	100.0%	$674,019	100.0%

	Twelve months ended August 31, 2016
	Unaudited (In thousands, except for %'s)
	Thermoplastics		Engineered Composites		Total
Geographical Region	Sales by Region	% of TP	Sales by Region	% of EC	Total Sales	Total %
United States / Canada	$691,369	30.2%	$147,028	71.3%	$838,397	33.6%
Europe	1,239,963	54.1%	23,013	11.2%	1,262,976	50.6%
Mexico / South America	171,650	7.5%	36,071	17.5%	207,721	8.3%
Asia Pacific	186,911	8.2%	—	—%	186,911	7.5%
Total	$2,289,893	100.0%	$206,112	100.0%	$2,496,005	100.0%

	Twelve months ended August 31, 2015
	Unaudited (In thousands, except for %'s)
	Thermoplastics		Engineered Composites		Total
Geographical Region	Sales by Region	% of TP	Sales by Region	% of EC	Total Sales	Total %
United States / Canada	$610,493	26.1%	$41,831	73.2%	$652,324	27.3%
Europe	1,339,355	57.4%	5,892	10.3%	1,345,247	56.2%
Mexico / South America	177,463	7.6%	9,410	16.5%	186,873	7.8%
Asia Pacific	207,781	8.9%	—	—%	207,781	8.7%
Total	$2,335,092	100.0%	$57,133	100.0%	$2,392,225	100.0%